SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            FRONTIER OIL CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)


                          Wyoming                                                74-1895085
                          -------                                                ----------
         (State of incorporation or organization)                 (I.R.S. Employer Identification No.)


                 Frontier Oil Corporation
              10000 Memorial Drive, Suite 600
                 Houston, Texas 77024-3411                                       77024-3411
                 -------------------------                                       ----------
          (Address of principal executive office)                                (Zip Code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), check the following box: |X|

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box: |_|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: |_|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: |_|

Securities  Act  registration  statement file number to which this Form relates:
333-47745

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                 Title of each class                                   Name of each exchange on which
                 to be so registered                                   each class is to be registered
                 -------------------                                   ------------------------------


        91/8% Senior Notes due 2006, Series A                                  New York Stock Exchange
        -------------------------------------                                  -----------------------


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

         ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the securities that appears under the caption "Description of the Notes" in the Registrant's Prospectus, dated May 14, 1998, which forms a part of the Exchange Offer Registration Statement on Form S-4
(Registration No. 333-47745), as filed with the Securities and Exchange Commission on May 20 , 1998 pursuant to Rule 424(b) of the Securities Act of 1933, is incorporated herein by reference.

         ITEM 2.  EXHIBITS.

         The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

         1.       Form of the 9 1/8% Senior Note due 2006, Series A.

         2. Indenture, dated as of February 9, between the Registrant and Chase Bank of Texas, National Association, as trustee. (Incorporated by reference to the Registrant's Exchange Offer Registration Statement on From S-4 (Registration No. 333-47745)).

                                    * * * * *





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



                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized on this 15th day of June, 1998.



                                       FRONTIER OIL CORPORATION



                                       By: /s/ Julie H. Edwards
                                           ------------------------------------
                                           Julie H. Edwards
                                           Senior Vice President-Finance and
                                               Chief Financial Officer





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